                                                                    EXHIBIT 10.1

                              ATLAS MINING COMPANY

                       COMMON STOCK SUBSCRIPTION AGREEMENT

     This Atlas Mining Company Common Stock Subscription Agreement (the "Agreement") is hereby submitted by ____________________________________________
(the "Purchaser") for acceptance by Atlas Mining Company, a Idaho corporation (the "Company") as of , 2002.

     1. ISSUANCE AND SALE OF COMMON STOCK. Subject to the terms hereof, at the closing as provided for hereunder, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company the number of shares of the Company's Common Stock indicated on the signature page below (the "Shares"), at a purchase price of $.25 per share.

     2.  CLOSING; DELIVERY.

         2.1 CLOSING. The closing (the "Closing") of the purchase and sale of the Shares to the Purchaser hereunder shall be held at the offices of the Company, located at 1221 West Yellowstone Avenue, Osburn, Idaho, 83849, at the time and date upon which the Company accepts and signs this Agreement. The Company may issue and sell additional shares of its Common Stock at additional closings related to the Offering registered on Form SB-2 (SEC File No:
333-72830) at a purchase price of not less than $.25 per share, up to the aggregate maximum of 6,000,000 shares. Notwithstanding anything to the contrary in this Section 2.1, unless otherwise extended by the Company, no such Closing or closings for the sale and issuance by the Company of shares of its Common Stock shall occur on the ninetieth (90) day following the effectiveness of the Company's Registration Statement SB-2.

         2.2 DELIVERY. At the Closing of the sale of the Shares to the Purchaser, the Purchaser shall deliver to the Company cash, a check or wire transfer payable to the Company, or any other consideration acceptable to the Company, at the Company's sole discretion, for the appropriate aggregate purchase price of the Shares. Upon receipt of the Purchaser's payment and the acceptance by the Company of this Agreement from the Purchaser, the Company will prepare a stock certificate representing the Shares purchased by the Purchaser and promptly transmit such stock certificate to the Purchaser at the address specified below.

     3. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company.

         3.2 CORPORATE POWER. The Company has now, or will have at the date of each of the respective Closings, all requisite corporate power necessary for the authorization, execution and delivery of this Agreement and to sell and issue the Shares, and to carry out and perform all of its obligations hereunder.

         3.3 AUTHORIZATION. This Agreement, including the obligation to issue the Shares to be issued hereunder, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has duly authorized the execution, delivery and performance of this Agreement, including the issuance of the Shares by the Company.

         3.4 NO CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other outside third party on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.5 CAPITALIZATION. As of the date of the Closing, the authorized capital stock of the Company will consist of 60,000,000 shares of Common Stock, of which 7,006,727 shares are issued and outstanding. The maximum aggregate number of shares of Common Stock to be issued and sold by the Company will not exceed the number of shares currently authorized in the Articles of Incorporation. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         3.6 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order by which the Company is bound or to which its properties are subject or, to its knowledge any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not result in any such violation and will not be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any of the foregoing.

         3.7 VALID ISSUANCE. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by or imposed upon the holders thereof through action of the Company except as set forth in this Agreement. Subject to the accuracy of each Purchaser's representations in Section 4 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws.

         3.8 FREELY TRADABLE. All shares issued pursuant to this Subscription Agreement have been registered pursuant to the Securities Act of 1933, as amended, on Form SB-2 (SEC File No: 333-72380)(the "Registration Statement"). This Registration Statement will be or has become effective as of the date of the execution of this Agreement and no stop order shall have been issued regarding the shares issued. Accordingly, the shares subscribed to and issued pursuant to this Agreement are freely tradable and unrestricted.

     4. REPRESENTATIONS, WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company with respect to this purchase as follows:

         4.1 PROSPECTUS. The Purchaser has received a copy of this Prospectus registered on Form SB-2 (SEC File No: 333-72380).

         4.2 EFFECTIVENESS. The Purchaser has not received any soliciting materials regarding the shares subscribed to herein aside from the Prospectus discussed in Section 4.1 of this Agreement. The Purchaser has not tendered this Agreement prior to effectiveness of the Registration Statement and understands that no shares will be issued prior to the date of effectiveness.

         4.3 HIGH RISK. The Purchaser realizes that an investment in the Shares involves a high degree of risk, and has reviewed the risk factors in the Prospectus beginning on page 6 of the Prospectus.

     5.  MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California without regard to the conflict of laws provisions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of California with respect to the interpretation of this Agreement or for the purposes of any action arising out of or relating to this Agreement.

         5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with any of the transactions contemplated hereby shall be deemed to be representations and warranties of the Company hereunder solely as of the date of such certificate or instrument.

         5.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including any agreements contemplated hereunder, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         5.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such respective address as set forth in the Schedule of Purchasers attached hereto as Attachment A or at other such address as Purchaser shall have properly furnished in writing to the Company attention of the President or (b) if to the Company, at Atlas Mining Company, Inc. 630 East Mullan Avenue, Osburn, Idaho, 83849, Attn: Mr. Bill Jacobson or at other such address as the Company shall have properly furnished to the Purchasers in writing. Such notices shall be deemed effective upon (i) personal delivery to the party to be notified; (ii) upon the next business day if sent by confirmed telex or facsimile; (iii) one business day after deposit with a nationally recognized overnight carrier, specifying next day delivery; or (iv) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid.

         5.5 EXPENSES. The Company and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         5.6 RULES OF CONSTRUCTION. The parties hereto agree that they have been adequately represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         5.7 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably affect the intent of the parties hereto. To the extent possible, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve the economic, business and other purposes of such void or unenforceable provision as closely as possible.

         5.8 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation of this section being untrue.

         5.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                              ATLAS MINING COMPANY
                       COMMON STOCK SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

The undersigned hereby subscribes for the following number of Shares of the Company's Common Stock pursuant to the terms and conditions contained in this Stock Subscription Agreement at a purchase price of $.25 per share:


PURCHASER:

Number of Shares of
Common Stock:
                           ---------------

Purchase Price per Share:  $.25

Total Purchase Price:      $
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IF FOR AN INDIVIDUAL:                          IF FOR AN ENTITY:

                                               Entity Name:
                                                            --------------------

By:                                            By:
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Print Name:                                    Print Name:
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                                               Title:
                                                      --------------------------



COMPANY:

AGREED AND ACCEPTED AS TO _______________      SHARES EFFECTIVE AS OF
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Atlas Mining Company
a Idaho Corporation



By:
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       Bill Jacobson, President

                                  ATTACHMENT A
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                        Names and Addresses of Purchasers